Exhibit 32.1

CERTIFICATIONS OF INTERIM CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Brad Navin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q of The Orchard Enterprises, Inc. for the quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of The Orchard Enterprises, Inc.

Dated: November 13, 2009	/s/ Brad Navin
Brad Navin
Interim Chief Executive Officer

I, Nathan Fong, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q of The Orchard Enterprises, Inc. for the quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of The Orchard Enterprises, Inc.

Dated: November 13, 2009	/s/ Nathan Fong
Nathan Fong
Chief Financial Officer